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                                                            Exhibit h-1

                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                             December 31, 1996
                    (Unaudited, Subject to Adjustment)

ASSETS
------
                                        Old Program                 New Program      Combined
                                        -----------                 -----------      --------
Current assets:
 Cash, including temporary cash investments
  of $175,000 with affiliated companies  $      331,551            $   (132,157)         $      199,394
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                         18,766,544         -    18,766,544
   - from sales of oil                            7,960         -         7,960
   - other                                       52,396         -        52,396
 Prepaid expenses                               342,312         -       342,312
                                         --------------            ------------          --------------
   Total current assets                      19,500,763  (132,157)   19,368,606
                                         --------------            ------------          --------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                                   748,322,473         -   748,322,473
  Dorchester                                 67,401,440         -    67,401,440
 Cost of capital                            450,648,517         -   450,648,517
 Other                                       37,153,192         -    37,153,192
                                         --------------            ------------          --------------
                                          1,303,525,622         - 1,303,525,622
  Less-accumulated amortization          (1,079,038,351)        -(1,079,038,351)
                                         --------------            ------------          --------------
 Net cost of fuel reserves                  224,487,271         -   224,487,271

 Work in process - Samedan                      195,872         -       195,872
                                         --------------            ------------          --------------
  Total property                            224,683,143         -   224,683,143
                                         --------------            ------------          --------------
                                         $  244,183,906            $   (132,157)          $ 244,051,749
                                         ==============            ============          ==============


LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs         $   17,108,687   $          -        $   17,108,687*
 Accounts payable                             1,897,132    58,592     1,955,724
 Accrued interest                               941,389         -       941,389
 Accrued taxes                                3,715,800  (184,254)    3,531,546
                                         --------------            ------------     --------------
  Total current liabilities                  23,663,008  (125,662)   23,537,346
                                         --------------            ------------     --------------
Deferred income taxes                        72,297,575   (42,800)   72,254,775
                                         --------------            ------------     --------------
Deferred credit                               2,719,400         -     2,719,400
                                         --------------            ------------     --------------
Notes payable to banks under credit agreement         149,000,000             -        149,000,000
                                         --------------            ------------     --------------
Parent company's investment:
 Subordinated notes payable to parent         5,253,38015,743,491    20,996,871
 Common stock, par value $1 per share             2,500         -         2,500
 Paid-in capital                                247,500         -       247,500
 Retained deficit                            (8,999,457) (15,707,186)    (24,706,643)
                                         --------------            ------------     --------------
  Total parent company's investment          (3,496,077)      36,305      (3,459,772)
                                         --------------            ------------     --------------
                                         $  244,183,906            $   (132,157)    $  244,051,749
                                         ==============            ============     ==============
*Accrued exploration and development costs:
                   Total
                                          (All Samedan)
                                                     -------------

Exploration    $11,664,929
Development      7,214,565
Work in process   (561,294)
Advance         (1,209,513)
                                               -----------
                                               $17,108,687
                                               ===========
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